Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



In connection with the Quarterly Report of Galtech Semiconductor Materials Corporation (the "Company") on Form 10-Q (SB) for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report), I William Tunnell, Director of the Company, and I Rulon Cluff, Secretary/Treasurer of the Company certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Secion 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.




Date: 8/14/03                                     By: /s/ William Tunnell
                                                     ---------------------------
                                                     William Tunnell
                                                     Director


Date: 8/14/03                                     By: /s/ Rulon Cluff
                                                     ---------------------------
                                                     Rulon Cluff
                                                     Secretary/Treasurer